As filed with the Securities and Exchange Commission on February 10, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FUTUREFUEL CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-3340900
(IRS Employer Identification Number)

8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105 (805) 565-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas D. Hommert
Executive Vice President
8235 Forsyth Blvd., 4th Floor
Clayton, Missouri 63105
(314) 854-8520
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leonard J. Essig
Lewis, Rice & Fingersh, L.C.
600 Washington Ave., Suite 2500
St. Louis, Missouri 63101
(314) 444-7651

Approximate date of commence of proposed sale to the public: from time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ⁫

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ⁫

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ⁫

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ⁫

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ⁫

Indicate by check mark whether the registrant is a large accelerate filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ⁫	Accelerated filer √
Non-accelerated filer ⁫	Smaller reporting company ⁫
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (4)
Common Stock, ($0.0001 par value)
Preferred Stock, ($0.0001 par value)
Warrants
Rights
Units
Total			$50,000,000	$5,805.00

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, such indeterminate number of rights representing rights to purchase any other securities registered hereby, and such indeterminate number of units, as may be sold by the registrant from time to time, which together will have an aggregate initial offering price not to exceed $50 million.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange and upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The amount to be registered, the proposed maximum offering price per unit, and the proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4) Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 10, 2011

PROSPECTUS

$50,000,000

Common Stock, Preferred Stock, Warrants, Rights, and Units

FutureFuel Corp., a Delaware corporation (“we”, “us” or “our), may from time to time, in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the offered securities. The aggregate initial offering price of the securities that we offer will not exceed $50 million.

This prospectus describes the general terms that may apply to the securities described herein.  The specific terms of our securities to be offered, including the specific amount, the price, the terms, and the plan of distribution for that offering, will be described in one or more supplements to this prospectus.  The prospectus supplements may also add, update, or change information in this prospectus.  You should read this prospectus and any applicable supplement carefully before you purchase any of our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell our securities in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous basis or delayed basis.  If any underwriters, dealers, or agents are involved, their names and information about any commissions, discounts, and any over-allotment options held by them will be set forth in a prospectus supplement.

Our common stock currently is quoted on the Over-the-Counter (“OTC”) Bulletin Board under the symbol “FTFL”.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the OTC Bulletin Board or any securities market or other exchange of the securities covered by the applicable prospectus supplement.  On February 9, 2011, the last reported sale price of our common stock as quoted on the OTC Bulletin Board was $9.75 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4, as well as those contained or referenced in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is February __, 2011.

TABLE OF CONTENTS

About This Prospectus	3
Summary	4
Risk Factors	6
Special Note Regarding Forward Looking Statements	7
Financial Ratios	7
Use of Proceeds	7
Dilution	7
Description of the Securities to be Registered	8
Plan of Distribution	13
Legal Matters	15
Experts	15
Where You Can Find Additional Information	15
Incorporation of Certain Information by Reference	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf registration statement, we may from time to time sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $50 million.  This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities.  We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, include all material information relating to these offerings.  We also may add, update, or change, in the prospectus supplement or in any related free writing prospectuses that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  The prospectus supplement may add, update, or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement.  We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the section “Where You Can Find Additional Information” beginning at page 14 below, before buying any of our securities being offered.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any other person to provide you with different or additional information.  No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you.  You must not rely on any unauthorized information or representation.  This prospectus, any applicable supplement to this prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus, or any related free writing prospectus, or any sale of a security.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find Additional Information” beginning at page 14 below.

You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning at page 4 below, the information to which we refer you, and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering.

SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Delaware corporation, with our principal assets and operations in the United States and whose primary business is manufacturing diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products.  The mailing address and telephone number of our principal executive offices are: FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105, (805) 565-9800.

We were formed to serve as a vehicle for the acquisition by way of an asset acquisition, merger, capital stock exchange, share purchase, or similar transaction of one or more operating businesses in the oil and gas industry.  On July 12, 2006, we completed an offering of 22,500,000 units, each unit consisting of one share of our common stock and one warrant to acquire one share of our common stock.  These units were issued at $8.00 per unit.  On July 21, 2006, we entered into an acquisition agreement with Eastman Chemical Company to acquire its wholly-owned subsidiary, Eastman SE, Inc., a chemical manufacturer which had just launched a biobased products platform.  Our shareholders approved the acquisition of Eastman SE, Inc. on October 27, 2006.  On October 31, 2006, the acquisition of Eastman SE, Inc. was consummated (effective after the close of business on that day) and Eastman SE, Inc. became our wholly-owned subsidiary.  In connection with such closing, we changed our name to FutureFuel Corp. and Eastman SE, Inc. changed its name to FutureFuel Chemical Company.

FutureFuel Chemical Company is a Delaware corporation incorporated on September 1, 2005 under the name Eastman SE, Inc.  It owns approximately 2,200 acres of land six miles southeast of Batesville in north central Arkansas fronting the White River.  Approximately 500 acres of the site are occupied with batch and continuous manufacturing facilities, laboratories, and associated infrastructure, including on-site liquid waste treatment.  The plant is staffed by approximately 486 non-union full-time employees.  FutureFuel Chemical Company manufacturers diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, warrants and/or rights, either individually or in units, with a total value of up to $50 million from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable, and original issue discount, if any;

•	rates and times of payment of interest, dividends, or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement, or sinking fund terms, if any;

•
conversion, exchange, or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange, or settlement prices or rates and in the securities or other property receivable upon conversion, exchange, or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	certain federal income tax considerations.

A prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus., However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers, or agents.  We and our underwriters, dealers, or agents reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts, and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time.  We currently have authorized 75,000,000 shares of our common stock, par value $0.0001 per share.  As of February 10, 2011, there were 39,983,849 shares of our common stock issued and outstanding.  Our common stock is fully voting stock entitled to one vote per share with respect to all matters to be voted on by our shareholders.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding.  A holder of shares of our common stock will share ratably with the other holders of our common stock on a share-for-share basis in all distributions of assets pursuant to any voluntary liquidation, dissolution, or winding up of us.  Our shareholders have no preemptive rights to acquire our un-issued shares or securities convertible into or carrying a right to subscribe to or acquire shares of our stock.  There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock. We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001 per share.  Under our certificate of incorporation, the shares of each class or series of preferred stock are to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions as are stated and expressed in our certificate of incorporation and in the resolution or resolutions providing for the issuance of such class or series adopted by our board of directors.  The particular terms of each class or series of preferred stock will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock.  You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants and Rights.  We may create and issue warrants and rights entitling the holders thereof to purchase shares of our capital stock of any class or series or other securities authorized by us, and we may issue warrants or rights for the purchase of our preferred stock or common stock, or any combination thereof.  The warrants may be attached to or separate from those securities.  Each series of warrants or rights will be issued under a separate agreement to be entered into between us and the holder or a bank or trust company, as agent.  In the event we engage an agent, the agent will act solely as our agent in connection with the warrants or rights, as applicable.  The agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants or rights, as applicable.  This summary of certain provisions of the warrants and rights is not complete.  For the terms of a particular series of warrants or rights, you should refer to the prospectus supplement and the agreement for that particular series.  The prospectus supplement relating to a particular series of warrants or rights to purchase our common stock or preferred stock will describe the terms of the warrants or rights, as applicable.

Units.  We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  In this prospectus, we have summarized certain general features of the units.  We urge you, however, to read the prospectus supplement (and any free writing prospectus) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units.  We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk and may result in the loss of all or part of your investment.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (as updated in our subsequent Quarterly Report on Form 10-Qs) which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement.

In addition to the above, you should consider the following risks.

We may issue substantial amounts of additional shares without stockholder approval.

Our articles of incorporation authorize the issuance of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock.  We may issue either common stock or preferred stock, or warrants or rights, without any action or approval by our stockholders.  As of the date of this prospectus, 39,983,849 shares of our common stock currently are outstanding.  The issuance of any additional shares of our common stock or preferred stock would dilute the percentage ownership of our company held by existing stockholders.

The market price of our common stock is highly volatile and may increase or decrease dramatically at any time.

The market price of our common stock is highly volatile.  Our stock price may change dramatically as the result of: (i) announcements of new products or innovations by us or our competitors; (ii) uncertainty regarding the viability of any of our product initiatives; (iii) significant customer contracts; (iv) significant litigation; or (v) other factors or events that would be expected to affect our business, financial condition, results of operations, and future prospects.

The market price for our common stock may also be affected by various factors not directly related to our business or future prospects, including the following:

•	intentional manipulation of our stock price by existing or future shareholders;

•	a reaction by investors to trends in our stock rather than the fundamentals of our business;

•	a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares, including by short sellers covering their position;

•	the interest of the market in our business sector, without regard to our financial condition, results of operations, or business prospects;

•	positive or negative statements or projections about us or our industry by analysts and other persons;

•
the adoption of governmental regulations or government grant programs and similar developments in the United States or abroad that may enhance or detract from our ability to offer our products and services or affect our cost structure; and

•	economic and other external market factors, such as a general decline in market price due to poor economic conditions, investor distrust, or a financial crisis.

The risks and uncertainties we have described herein are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related free writing prospectus that we may authorize, and the documents incorporated by reference into these documents contain forward-looking statements.  Forward-looking statements deal with our current plans, intentions, beliefs, and expectations, and statements of future economic performance.  Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.  In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing.  Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or in press releases, or in oral statements made by or with the approval of one of our authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.  Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, in the corresponding sections in our most recent Quarterly Report on Form 10-Q, and in our future filings made with the SEC, including prospectus supplements.  You should not place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, or any related free writing prospectus that we authorize, which reflect our management’s opinions only as of their respective dates.  Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to forward-looking statements.  The risks and uncertainties described in this prospectus, our annual report on Form 10-K, and in subsequent filings with the SEC are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we currently believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity, and financial condition could be materially affected in an adverse manner.  You should consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement, or any related free writing prospectus authorized by us.

FINANCIAL RATIOS

If we offer preferred stock, we will set forth in the applicable prospectus supplement, if required, our historical consolidated ratio of our earnings to combined fixed charges and preferred stock dividends.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.  Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new businesses, and investments.  Until the net proceeds have been used, they will be invested in short-term marketable securities in accordance with our investment policy.  If we elect at the time of the issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in the use of proceeds will be described in the applicable prospectus supplement.

DILUTION

If you invest in an offering of common stock by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt.  We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing shares in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

DESCRIPTION OF THE SECURITIES TO BE REGISTERED

This prospectus contains summary descriptions of our common stock, preferred stock, warrants, rights, and units that we may offer from time to time.  As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

Capital Stock

The total number of shares of all classes of stock which we have the authority to issue is 80,000,000 shares consisting of: (i) 5,000,000 shares of preferred stock, par value $0.0001 per share; and (ii) 75,000,000 shares of common stock, par value $0.0001 per share.  The only equity securities we currently have outstanding are shares of common stock; we have not authorized or issued any preferred stock.  As of February 10, 2011, there were 39,983,849 shares of our common stock issued and outstanding.  The following is a summary of the material provisions of our common stock and preferred stock provided for in our certificate of incorporation and bylaws.  For additional details about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, which are incorporated by reference into the registration statement to which this prospectus relates.

Common Stock. All shares of our common stock have identical rights and privileges in every respect.  Except as specifically provided by our board in a resolution providing for any preferred stock, or series thereof, in no event will shares of our common stock have preferences over shares of our preferred stock with respect to payments of dividends or distributions of assets upon our liquidation and dissolution.

Our common stock is fully voting stock entitled to one vote per share with respect to all matters to be voted on by our shareholders.  Except as expressly required by the Delaware General Corporation Law (which we may also refer to as the “DGCL”), our common stock will vote as a single class with respect to all matters to be voted on by our shareholders.  Except as otherwise required by law or as otherwise provided by our board with respect to any preferred stock, the holders of our common stock exclusively possess all voting power with respect to us.

A holder of shares of our common stock will share ratably with the other holders of our common stock on a share-for-share basis in all distributions of assets pursuant to any voluntary liquidation, dissolution, or winding up of us.

Our shareholders have no preemptive rights to acquire our un-issued shares or securities convertible into or carrying a right to subscribe to or acquire shares of our stock.

There are no redemption or sinking fund provisions applicable to our common stock.  The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent for our common stock is Computershare Trust Company N.A.  Our common stock is quoted on the OTC Bulletin Board under the symbol “FTFL”.

Preferred Stock.  The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete.  These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series.  The rights, preferences, privileges, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.  The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

We currently have no shares of preferred stock outstanding.  Preferred stock may be issued from time to time in one or more classes or series.  The shares of each class or series are to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions as are stated and expressed in our certificate of incorporation and in the resolution or resolutions providing for the issuance of such class or series adopted by our board of directors.

Authority is expressly granted to and vested in our board or directors to authorize the issuance of preferred stock from time to time in one or more classes or series, and with respect to each class or series of the preferred stock, to fix and state by the resolution or resolutions of our board from time to time adopted providing for the issuance thereof the following:

•
whether the class or series is to have voting rights, full, special or limited, and whether such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of our stock;

•	the number of shares to constitute the class or series and the designations thereof;

•	the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

•
whether the shares of any class or series are redeemable at our option or at the option of the holders thereof or upon the happening of any specified event and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares are redeemable and the manner of redemption;

•
whether the shares of a class or series are subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

•
the dividend rate, whether dividends are payable in cash, our stock, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of our stock, whether or not such dividends are cumulative or noncumulative and, if cumulative, the date or dates from which such dividends accumulate;

•
the preferences, if any, and the amounts thereof which the holders of any class or series thereof will be entitled to receive upon our voluntary or involuntary dissolution or liquidation, or upon any distribution of our assets;

•
whether the shares of any class or series, at our option or the option of the holders thereof or upon the happening of any specified event, are convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of us and the conversion price or prices or ratio or the rate or rates at which such exchange may be made, with such adjustments, if any, as may be stated and expressed or provided for in such resolution or resolutions; and

•	such other special rights and protective provisions with respect to any class or series as may to our board seem advisable.

The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects.  Our board may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any other class or series.  Our board may decrease the number of shares of the preferred stock designated for any existing class or series (but not below the number of shares thereof then outstanding) by a resolution subtracting from such class or series, and the shares so subtracted will become authorized, unissued, and undesignated shares of the preferred stock.

Preferred stock will be fully paid and nonassessable upon issuance.

Warrants and Rights

We have the authority to create and issue warrants and rights entitling the holders thereof to purchase shares of our capital stock of any class or series or other securities authorized by us, and such warrants and rights will be evidenced by instrument(s) approved by our board.  Our board is empowered to set the exercise price, duration, times for exercise, and other terms of such warrants or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

We may issue warrants or rights for the purchase of our preferred stock or common stock, or any combination thereof.  Warrants or rights may be issued independently or together with our preferred stock or common stock and may be attached to, or separate from, any offered securities.  Each series of warrants or rights will be issued under a separate agreement to be entered into between us and the holder or a bank or trust company, as agent.  In the event we engage an agent, the agent will act solely as our agent in connection with the warrants or rights, as applicable.  The agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants or rights, as applicable.  This summary of certain provisions of the warrants and rights is not complete.  For the terms of a particular series of warrants or rights, you should refer to the prospectus supplement and the agreement for that particular series.

The prospectus supplement relating to a particular series of warrants or rights to purchase our common stock or preferred stock will describe the terms of the warrants or rights, as applicable, including the following:

•	the title of the warrants or rights;

•	the exercise price of the warrants or rights;

•	the offering price for the warrants or rights, if any;

•	the aggregate number of warrants or rights;

•	the designation and terms of the common stock or preferred stock that may be purchased upon the exercise of the warrants or rights;

•	if applicable, the designation and terms of the securities with which the warrants or rights are issued and the number of warrants or rights issued with each security;

•	if applicable, the date from and after which the warrants or rights and any securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant or right, and the exercise price for the warrants or rights, as applicable;

•	the dates on which the right to exercise the warrants or rights commence and expire;

•	if applicable, the minimum or maximum amount of the warrants or rights that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions, if any, of the warrants or rights;

•	the redemption or call provisions, if any, applicable to the warrants or rights;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants or rights upon a change in control or similar event; and

•	any additional terms of the warrants or rights, including procedures and limitations relating to the exchange, exercise, and settlement thereof.

Holders of equity warrants or rights will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights of our stockholders.

Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units; and

•	a discussion of material federal income tax considerations, if applicable.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.  These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.

Anti-Takeover Effects of Some Provisions of Delaware law

Certain provisions of the DGCL could make the acquisition of us through a tender offer, a proxy contest, or other means more difficult and could make the removal of incumbent officers and directors more difficult.  We expect these provisions to: (i) discourage coercive takeover practices and inadequate takeover bids; and (ii) encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals.  We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to DGCL §203, an anti-takeover law.  In general, §203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding: (i) shares owned by persons who are directors and also officers; and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, own or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities.  We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.  We also anticipate that §203 may also discourage attempts that might result in a premium over the market price for the shares of our common stock held by our shareholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our bylaws have certain provisions that may be considered to have “anti-takeover effects”.  Certain of those provisions are described below.

Except as required by law and subject to the rights of holders of any series of preferred stock, special meetings of our stockholders may be called at any time but only by our chief executive officer, the chairman of our board of directors, or by the board of directors pursuant to a resolution approved by a majority of the then directors.  Business transacted at any special meeting of our stockholders will be limited to matters relating to the purpose or purposes stated in the notice of the meeting unless this requirement is waived in accordance with our bylaws or with applicable law.  These provisions could prevent an interested acquirer from presenting a transaction at a special meeting of our stockholders and would have to wait until the next annual shareholder meeting.

At any annual meeting of our shareholders, only such business may be conducted as may be brought before the meeting: (i) by or at the direction of our board of directors; or (ii) by any stockholder who complies with the following procedures.  For business properly to be brought before such meeting by a shareholder, the shareholder must give timely notice thereof in proper written form to our corporate secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at our executives office not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to our shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.  This provision has the effect of precluding the conduct of business at an annual shareholder meeting if the proper procedures are not followed.  These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The number of directors which constitute our board of directors will be no greater than nine and not less than three.  We currently have seven directors.  The number of our directors may be decreased at any time and from time to time either by our shareholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal, or expiration of the term of one or more directors.  Directors generally will be elected at the annual meeting of our shareholders by such shareholders as have the right to vote at such election.  At each meeting of our shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast will be elected directors.  Nominations for the election of directors may be made by the our board of directors or a committee appointed by our board of directors, or by any shareholder entitled to vote generally in the election of directors who complies with the following procedures.  All nominations by our shareholders must be made pursuant to timely notice in proper written form to our corporate secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at our executive offices not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to our shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, such shareholder’s notice must set forth in writing: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being a nominee and to serving as a director if elected (irrespective of whether the Exchange Act is applicable to us); and (ii) as to the shareholder giving the notice, the (a) name and address, as they appear on our books, of such shareholder and (b) the class and number of shares of our stock which are beneficially owned by such shareholder.

Our directors are divided into three classes, with the terms of one class of directors expiring each year. .  This provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholder meeting or longer, following the date the acquirer obtains the controlling stock interest.  This classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Subject to the rights of holders of preferred stock to elect directors under circumstances specified in a resolution of our board of directors, a director may be removed from office, but only for cause, by the affirmative vote of the holders of more than fifty percent of the voting power of our “voting stock,” voting together as a single class.  “Voting stock” means our common stock and any preferred stock entitled to vote generally in the election of our directors.  This may have the effect of a person obtaining control of us having to wait until a director’s term is finished before he can replace him.

Our board of directors may provide for the payment to any of our directors of a specified amount for services as director or member of a committee of our board, or of a specified amount for attendance at each regular or special board meeting or committee meeting, or of both.  All directors will be reimbursed for ordinary and necessary expenses of attendance at any such meeting.

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or in any way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities may be listed.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in an underwriting agreement between us and the underwriters.  If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement.  Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts will not be less than nor more than, the respective amounts stated in each applicable prospectus supplement.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, in each case subject to our approval.  Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters, or other third parties may be required to make in respect of these civil liabilities.  Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as remarketing firms, may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.  Remarketing firms will act as principals for their own accounts or as our agents.  These remarketing firms will offer or sell the securities in accordance with the terms of the securities.  Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain underwriters may use the prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities.  These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

We also may sell any of the securities through agents designated by us from time to time.  We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement.  These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.  If the validity of any securities is also passed upon by counsel to any underwriters, dealers, or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

RubinBrown, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part.  Our financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on RubinBrown, LLP’s report (to the extent covered by consents filed with the SEC), given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act.  This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules.  For further information with respect to us and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.  You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below, or by writing or telephoning us at:

FutureFuel Corp.
8235 Forsyth Blvd., 4th Floor
Clayton, Missouri 63105
Attn: Executive Vice President
Tel: (314) 854-8510

We file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  You may access that site at http://www.sec.gov.  In addition, such documents may be viewed at our website at http://ir.futurefuelcorporation.com/sec.cfm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the general instruction of Form 8-K).  These documents contain important information about us and our financial condition.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 15, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, as filed with the SEC on May 10, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, as filed with the SEC on August 9, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, as filed with the SEC on November 5, 2010;

•
our current reports on Form 8-K filed with the SEC on March 12, 2010, March 19, 2010, May 20, 2010, July 19, 2010, July 30, 2010, August 17, 2010, September 1, 2010, November 16, 2010, and February 7, 2011; and

•
all reports and other documents subsequently filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with the SEC, as of the date of the filing of each such report and document.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  Such information will be provided upon written or oral request, at no cost to the requestor.  A request for this information must be made to FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105, attn: Secretary, (314) 854-8510.

$50,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

Prospectus

February __, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations, and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.  All of the amounts shown are estimated except the SEC registration fee.  Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses in connection with any subsequent underwritten offering and any prospectus supplements.

Securities and Exchange Commission registration fee	$5,805
Printing and engraving expenses	500
Legal fees and expenses	20,000
Accounting fees and expenses	3,500
Miscellaneous expenses	500
Total	$30,305

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation – a derivative action), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as us, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of his or her fiduciary duties.  Article Eleven of our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) eliminates the liability of our directors to the extent permitted by Section 102(b)(7).

Further, Article Ten of our Certificate of Incorporation requires indemnification to the fullest extent permitted under Delaware law of any individual who was, is or is threatened to be made a party to a proceeding by reason of the fact that he or she: (i) is or was a director or officer of us; or (ii) while a director or officer of us is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic person.  Such right is a contract right and, as such, runs to the benefit of any director or officer who is elected and accepts the position of our director or officer or elects to continue to serve as our director or officer while such Article Ten is in effect.  Any repeal or amendment of such Article Ten may be prospective only and will not limit the rights of any such director or officer or our obligations with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to such Article Ten.  In the event of the death of any individual having a right of indemnification under the foregoing provisions, such right inures to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred by such Article Ten are not exclusive of any other right which any person may have or thereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

We have liability insurance coverage for our directors and officers in the aggregate amount of $20 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are submitted herewith or incorporated by reference herein.

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

3.1.	Fourth Amended and Restated Certificate of Incorporation filed on June 27, 2007 (incorporated by reference to Exhibit No. 3.1.f to Amendment No. 2 to Form 10 filed February 29, 2008)

3.2.	FutureFuel Corp.’s Bylaws (incorporated by reference to Exhibit No. 3.2.a to Form 10 filed April 24, 2007)

4.2	Investor Rights Agreement dated July 12, 2006 among FutureFuel Corp., CRT Capital Group LLC and KBC Peel Hunt Ltd (incorporated by reference to Exhibit No. 4.4 to Form 10 filed April 24, 2007)

4.3.
Registration Rights Agreement dated July 12, 2006 among FutureFuel Corp., St. Albans Global Management, Limited Partnership, LLLP, Lee E. Mikles as Trustee of the Lee E. Mikles Gift Trust dated October 6, 1999, Lee E. Mikles as Trustee of the Lee E. Mikles Revocable Trust dated March 26, 1996, Douglas D. Hommert as Trustee of the Douglas D. Hommert Revocable Trust, Edwin A. Levy, Joe C. Leach, Mark R. Miller, RAS LLC, Edwin L. Wahl, Jeffery H. Call and Ken Fenton (incorporated by reference to Exhibit No. 4.5 to Form 10 filed April 24, 2007)

4.5	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.7	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1*	Opinion of Lewis, Rice & Fingersh, L.C.

12.1	Statement regarding computation of ratios (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

23.1*	Consent of RubinBrown LLP

23.2	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

24	Power of Attorney

*           Filed herewith.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus; as provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, FutureFuel Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on February 10, 2011.

FUTUREFUEL CORP.

By: /s/ Douglas D. Hommert
Douglas D. Hommert, Principal Financial Officer,
Executive Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

*
Paul A. Novelly, Director and Chairman

*
Lee. E. Mikles, Director and Chief Executive Officer

*
Edwin A. Levy, Director

*
Thomas R. Evans, Director

*
Richard L. Knowlton, Director

*
Paul G. Lorenzini, Director and Chief Operating Officer

*
Donald C. Bedell, Director

* By: /s/ Douglas D. Hommert
          Douglas D. Hommert
          Attorney-In-Fact

Date:  February 10, 2011

EXHIBIT INDEX

The following is a list of exhibits filed as part of this Registration Statement, some of which are incorporated herein by reference from the reports, registration statements and other filings of the registrant with the Securities and Exchange Commission, as referenced below:

Exhibit
Number	Item

1.1	Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

3.1	Fourth Amended and Restated Certificate of Incorporation filed on June 27, 2007 (incorporated by reference to Exhibit No. 3.1.f to Amendment No. 2 to Form 10 filed February 29, 2008)

3.2	Bylaws (incorporated by reference to Exhibit No. 3.2.a to Form 10 filed April 24, 2007)

4.2	Investor Rights Agreement dated July 12, 2006 among FutureFuel Corp., CRT Capital Group LLC and KBC Peel Hunt Ltd (incorporated by reference to Exhibit No. 4.4 to Form 10 filed April 24, 2007)

4.3
Registration Rights Agreement dated July 12, 2006 among FutureFuel Corp., St. Albans Global Management, Limited Partnership, LLLP, Lee E. Mikles as Trustee of the Lee E. Mikles Gift Trust dated October 6, 1999, Lee E. Mikles as Trustee of the Lee E. Mikles Revocable Trust dated March 26, 1996, Douglas D. Hommert as Trustee of the Douglas D. Hommert Revocable Trust, Edwin A. Levy, Joe C. Leach, Mark R. Miller, RAS LLC, Edwin L. Wahl, Jeffery H. Call and Ken Fenton (incorporated by reference to Exhibit No. 4.5 to Form 10 filed April 24, 2007)

4.5	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.7	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1	Opinion of Lewis, Rice & Fingersh, L.C.

12.1	Statement regarding computation of ratios (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

23.1	Consent of RubinBrown LLP

23.2	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

24	Power of Attorney